UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

Lumber Liquidators Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33767 (Commission File Number)	27-1310817 (IRS Employer Identification No.)

3000 John Deere Road, Toano, Virginia 23168

(Address of Principal Executive Offices) (Zip Code)

(757) 259-4280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement

Settlement of Kramer Litigation

Lumber Liquidators Holdings, Inc. (“Holdings”) previously disclosed that, in July 2019, Lumber Liquidators, Inc. (the “Company”), who is a defendant in a putative class action litigation captioned Robert J. Kramer, behalf of himself, all other similarly situated v. Lumber Liquidators, Inc., a Delaware corporation; and Does 1 through 100, inclusive (the “Kramer Litigation”), entered into a Memorandum of Understanding (“Kramer MOU”) with the lead plaintiff in the Kramer Litigation, Robert J. Kramer, on behalf of himself and all others similarly situated (collectively, the “Kramer Plaintiffs”) to memorialize an agreement in principle to settle the Kramer Litigation.

On September 9, 2019, the Company entered into a definitive settlement agreement with the Kramer Plaintiffs consistent with the terms of the Kramer MOU (the “Settlement Agreement”). The Settlement Agreement is subject to approval by the Superior Court of California, County of Sacramento (the “Court”) and other contingencies.

Under the terms of the Settlement Agreement, the Company will pay $4.75 million (the “Settlement Fund”) to settle all claims asserted in the Kramer Litigation (or which could have been asserted in the Kramer Litigation) on behalf of all current and/or former store managers and store managers in training employed by the Company in the State of California (the “Putative Class Members”) at any time between November 17, 2013 until the time of preliminary approval of the settlement by the court (the “Class Period”).

The Settlement Fund will be used to pay notice and administrative fees relating to the class actions and to compensate those individuals that were Putative Class Members during the Class Period. Holdings believes that its cash flow from operations, together with existing liquidity sources, is sufficient to fund the Settlement Fund, which will be paid within 14 days of the Court’s final approval order of the Settlement Agreement and the dismissal of the Kramer Litigation. The Kramer Plaintiffs’ legal fees and costs, not to exceed 33.33% of the Settlement Fund, are included as part of the Settlement Fund.

Holdings previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, that it had recognized a net charge to earnings of $4.75 million within selling general and administrative expense during the quarter ended June 30, 2019.

There can be no assurance that a settlement will be finalized by the parties and approved by the Court or as to the ultimate outcome of the Kramer Litigation. The execution of the Settlement Agreement does not constitute an admission by the Company of any fault or liability and the Company does not admit fault or liability. If the settlement cannot be finalized by the parties or the Settlement Agreement is not approved by the Court, the Company will defend the Kramer Litigation vigorously and believes there are meritorious defenses and legal standards that must be met for, among other things, class certification and success on the merits. If the parties are unable to finalize the settlement, the Kramer Litigation could have a material adverse effect on Holding’s financial condition and results of operations.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of Holdings’ management, as well as assumptions made by, and information currently available to, Holdings’ management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Holdings’ control. Forward-looking statements in this Current Report on Form 8-K may include, without limitation, statements regarding expectations relating to the settlement of the Kramer Litigation and liquidity. Holdings specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding additional risks and uncertainties is contained in Holdings’ other reports filed with the Securities and Exchange Commission, including the Item 1A, “Risk Factors,” section of the Form 10-K for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2019

LUMBER LIQUIDATORS HOLDINGS, INC.

By:	/s/ M. Lee Reeves
M. Lee Reeves
Chief Legal Officer and Corporate Secretary